                                                                    EXHIBIT 10.9


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                       PURCHASE AND CONTRIBUTION AGREEMENT



                          Dated as of November 24, 1999



                                      Among

                                FMC CORPORATION,
                                   as Seller,

                            FMC WYOMING CORPORATION,
                                   as Seller,

                                       and

                            FMC FUNDING CORPORATION,
                                  as Purchaser


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

                                TABLE OF CONTENTS

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                       PURCHASE AND CONTRIBUTION AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definition ......................................................    1
SECTION 1.02.  Rules of Construction; Other Terms ..............................    3

                                   ARTICLE II
                             SALES AND CONTRIBUTIONS

SECTION 2.01.  Sales and Contributions .........................................    4
SECTION 2.02.  Agreement to Contribute .........................................    4
SECTION 2.03.  Timing of Purchases and Contributions ...........................    4
SECTION 2.04.  Initial Purchase Price Payment ..................................    5
SECTION 2.05.  Subsequent Purchase Price Payments ..............................    5
SECTION 2.06.  General Settlement Procedures ...................................    6
SECTION 2.07.  Payments and Computations, Etc ..................................    7

                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.01.  Conditions Precedent to Effectiveness of this Agreement .........    7

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Sellers ...................    8

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.  Covenants of the Sellers ........................................   11

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

SECTION 6.01.  Designation of Collection Agent .................................   17
SECTION 6.02.  Certain Rights of the Purchaser .................................   17
SECTION 6.03.  Rights and Remedies .............................................   18
SECTION 6.04.  Transfer of Records to Purchaser ................................   18
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                                        i

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
                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.01.  Indemnities by the Seller .......................................   19

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc .................................................   21
SECTION 8.02.  Notices, Etc ....................................................   21
SECTION 8.03.  Binding Effect; Assignability ...................................   21
SECTION 8.04.  Costs, Expenses and Taxes .......................................   22
SECTION 8.05.  Fees ............................................................   22
SECTION 8.06.  No Proceedings ..................................................   22
SECTION 8.07.  Waiver of Set-Off, Etc ..........................................   22
SECTION 8.08.  Confidentiality .................................................   23
SECTION 8.09.  Intent of Agreement .............................................   23
SECTION 8.10.  Governing Law ...................................................   24
SECTION 8.11.  Third-Party Beneficiary .........................................   24
SECTION 8.12.  Execution in Counterparts .......................................   24
SECTION 8.13.  Survival of Termination .........................................   24
SECTION 8.14.  Addition of FMCW ................................................   24


                                    EXHIBITS

Exhibit A      Form of Non-Negotiable Promissory Note
Exhibit B      List of Trade Names

                       PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of November 24, 1999

         FMC CORPORATION, a Delaware corporation (together with its permitted successors and assigns, "FMC"), FMC WYOMING CORPORATION, a Delaware corporation (together with its successors and assigns, "FMCW") and FMC FUNDING CORPORATION, a Delaware corporation (the "Purchaser"), agree as follows:

         PRELIMINARY STATEMENTS. Each of FMC and FMCW has originated and will continue to originate Receivables that it desires to sell to the Purchaser from time to time, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

         FMC may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to such terms in the Second-Tier Agreement (as defined herein). As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Purchase and Contribution Agreement, as the same may from time to time be amended, waived, supplemented or otherwise modified.

         "Available Funds" shall have the meaning assigned to such term in
Section 2.05.

         "Closing Date" means the date of the first transfer of an interest in any Receivable pursuant to the Second-Tier Agreement.

         "Contributed Receivable" shall have the meaning assigned to such term in Section 2.03(b).

         "Discount" means, in respect of the Receivables to be purchased on any day, 0.70% of the Outstanding Balance of such Receivables; provided, however, that the foregoing Discount may be revised prospectively by request of any of the parties hereto to reflect changes in recent experience with performance of the Receivables or funding costs, provided that such revision is consented to by each of the parties hereto (it being understood that each of the parties hereto agrees to duly consider such request but shall have no obligation to give such consent).

         "Indemnified Amounts" shall have the meaning assigned to such term in
Section 7.01.

         "Initial Contributed Receivables" shall have the meaning assigned to such term in Section 2.02.

         "Initial Cut-Off Date" means (i) with respect to FMC, the Business Day immediately preceding the Closing Date, and (ii) with respect to FMCW, the Business Day immediately preceding the FMCW Effective Date.

         "Initial Purchase Date" means (i) with respect to FMC, the Closing Date, and (ii) with respect to FMCW, the first Business Day after the FMCW Effective Date.

         "Promissory Note" shall have the meaning assigned to such term in
Section 2.04.

         "Purchase Date" means each day on which a purchase of Receivables is made pursuant to Article II.

         "Purchase Price" for the Receivables to be purchased on any day under this Agreement means an amount equal to the Outstanding Balance of such Receivables, minus the Discount for such Receivables.

         "Purchased Receivable" means any Receivable which has been sold to the Purchaser pursuant to this Agreement.

         "Related Security" means with respect to any Receivable:

               (i) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

               (iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor;

               (v) all of the Seller's rights, remedies and interest in, to and under the Deposit Agreements, the Contracts, including without limitation, the right to receive all payments thereunder and all claims for damages arising out of a breach or default thereunder;

               (vi) the Lock-Boxes and the Deposit Accounts and all other accounts to which the proceeds of the foregoing are remitted, and all cash and investments therein; and

               (vii) the proceeds (as defined in the UCC) of the foregoing and of such Receivable.

         "Sale Indemnified Party" shall have the meaning assigned to such term in Section 7.01.

         "Second-Tier Agreement" means the Receivables Purchase Agreement, dated as of the date hereof, among the Purchaser, as seller, CIESCO, L.P., Citibank, N.A., the other banks from time to time parties thereto, Citicorp North America, Inc., as agent, and FMC, as initial servicer, as the same may from time to time be amended, waived, supplemented or modified.

         "Sellers" means FMC and FMCW.

         "Transferred Receivable" means a Purchased Receivable or a Contributed Receivable.

         SECTION 1.01. Rules of Construction; Other Terms.
                       -----------------------------------

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

         The words "herein," "hereof" and "hereunder" and other words of similar import used herein refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

         The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

         References in this Agreement to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         Each of the parties to this Agreement and their respective counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

                                        3

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         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                             SALES AND CONTRIBUTIONS

         SECTION 2.01. Sales and Contributions.
                       -----------------------

         On the terms and subject to the conditions set forth in this Agreement, and in consideration of the Purchase Price, payable on the Initial Purchase Date until the Program Termination Date, each Seller agrees to sell, assign and transfer, and does hereby sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase, and does hereby purchase, from each such Seller, all of each such Seller's right, title and interest in, to and under (i) each Receivable (other than in the case of FMC, Initial Contributed Receivables) of each such Seller that existed and was owing to each such Seller as of the close of the Seller's business on the Initial Cut-Off Date; (ii) each Receivable (other than in the case of FMC, Contributed Receivables) created or originated by each such Seller from the close of business on the Initial Cut-Off Date to the Program Termination Date, (iii) all Related Security with respect to such Receivables, and (iv) all Collections in respect of, and other proceeds of, any of the foregoing.

         All purchases and capital contributions hereunder shall be made without recourse to the Sellers; provided, that each Seller will be liable to the Purchaser and its assigns for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of the Program Documents.

         SECTION 2.02. Agreement to Contribute.
                       -----------------------

         In consideration of the capital stock of the Purchaser issued to FMC, FMC agrees to contribute, and does hereby contribute to the Purchaser, and the Purchaser agrees to accept, and does hereby accept, from FMC, on the Closing Date, all of FMC's right, title and interest in, to and under the Receivables and the Related Security and Collections with respect thereto, existing on the Initial Cut-Off Date, which have been specified to the Purchaser on or prior to the Closing Date (the "Initial Contributed Receivables").

         SECTION 2.03. Timing of Purchases and Contributions.
                       -------------------------------------

         (a) On the Initial Purchase Date each Seller shall sell to the Purchaser and the Purchaser shall purchase from each Seller, pursuant to this Agreement, all of the Sellers' right, title and interest in, to and under (i) each Receivable (other than in the case of FMC, the Initial Contributed Receivables) that existed and was owing to each such Seller as of the close of business on the Initial Cut-Off Date, and (ii) all Related Security and Collections with respect thereto.

         (b) After the Initial Purchase Date, and continuing until the Program Termination Date, each Receivable created or originated by each Seller, and all the Related Security and Collections with respect thereto, shall be sold or contributed by each such Seller to

                                        4

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the Purchaser (without any further action) upon the creation or origination of such Receivables. All such Receivables, other than those Receivables which FMC has indicated by notice to the Purchaser as having been contributed by FMC to the Purchaser (such other contributed Receivables, together with the Initial Contributed Receivables, the "Contributed Receivables") and other than the Foreign Receivables, shall be sold to the Purchaser on such date and all Contributed Receivables shall be contributed by FMC to the Purchaser on such date. Each Originator agrees that upon the occurrence of a Special Event all outstanding Foreign Receivables and the Related Security and Collections with respect thereto shall be contributed to the Purchaser on the date of such occurrence and thereafter upon the creation or origination of any such Foreign Receivable such Foreign Receivable, together with the Related Security and Collection with respect thereto, shall be contributed to the Purchaser on the date of such creation or origination without any further action by the parties hereto. Notwithstanding anything to the contrary set forth herein until the occurrence of a Special Event, no Seller shall be obligated to sell or contribute any Foreign Receivable to the Purchaser.

         SECTION 2.04. Initial Purchase Price Payment.
                       ------------------------------

         On the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to pay to each Seller on the Initial Purchase Date the Purchase Price for the Receivables purchased from such Seller existing on or prior to the Initial Cut-Off Date (other than in the case of FMC, the Initial Contributed Receivables) in cash, as agreed to by the Purchaser and such Seller, and by the issuance of a promissory note in the form of Exhibit A hereto to such Seller (each such promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Program Documents, being herein called the "Promissory Note") in the initial principal amount equal to the balance of the Purchase Price owing to such Seller on the Initial Purchase Date after subtracting the amount paid to such Seller in cash.

         SECTION 2.05. Subsequent Purchase Price Payments.
                       ----------------------------------

         On each Business Day after the Initial Purchase Date until the Program Termination Date, the Purchaser shall pay to each Seller a portion of the Purchase Price due to such Seller by depositing into such account as such Seller shall designate immediately available funds from monies then held by or on behalf of the Purchaser solely to the extent that such monies do not constitute Collections that are required to be set aside or segregated and held by the Servicer pursuant to the Second-Tier Agreement or to be distributed to the Agent, any Investor or any Bank pursuant to the Second-Tier Agreement on the next Settlement Date or which are required to be paid to the Servicer as the Servicer Fee on the next Settlement Date, or which are otherwise necessary to pay current expenses of the Purchaser (in its reasonable discretion) (such available monies, the "Available Funds") and provided that each Seller has paid all amounts then due and payable by it hereunder; provided, however, that the term Available Funds does not include available monies to the extent that after making all such distribution to the Sellers on a given day the Tangible Net Worth of the Purchaser shall be less than the greater of (i) three percent (3%) of the Outstanding Balance of the Transferred Receivables, and (ii) $1,000,000. To the extent that the portion of the Available Funds remitted to any Seller are insufficient to pay the Purchase Price then due to such Seller in full, the remaining portion of

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

such Purchase Price shall be paid by increasing the principal amount of the Promissory Note issued to such Seller, effective as of the last day of the related Settlement Period.

         SECTION 2.06. General Settlement Procedures.
                       -----------------------------

         (a)   If on any day:

               (i) the Outstanding Balance of a Transferred Receivable is reduced, adjusted or cancelled as a result of any billing adjustment, renegotiation, application of credit balances, rebates, discounts, charge-backs, exchanges, returns or other similar credits, allowances, net-outs, set-offs, offsets, defenses (including any failure by any Seller or any other Person to deliver any goods, provide any service or otherwise perform its obligations under any Contract) or other dilution factors; or

               (ii) the Outstanding Balance of a Transferred Receivable is reduced or cancelled as a result of a set-off or offset in respect of any claim by the Obligor thereof against any Seller, any Affiliate of any Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

               (iii)   any of the representations or warranties in clause (e),
         (j), or (p) of Section 4.01 is not true with respect to any Transferred Receivable; or

               (iv) any amount received by the Purchaser or its successors and assigns in respect of any Transferred Receivable is rescinded or must otherwise be returned by the Purchaser or its successors and assigns for any reason;

then the applicable Seller shall be deemed to have received on such day, a Collection of such Transferred Receivable in an amount equal to (A) the amount of such reduction or cancellation, in the case of an event of the type described in clause (i) or (ii) above, (B) the full Outstanding Balance of such Transferred Receivable, in the case of an event of the type described in clause
(iii) above, or (C) such amount so rescinded or returned, in the case of an event of the type described in clause (iv) above. The applicable Seller shall on such day pay to the Purchaser the amount of such deemed Collection by remitting such amount to such account of the Purchaser as the Purchaser shall designate.

         (b)   For the purposes of this Agreement:

               (i) except as provided in Section 2.06 or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for, or the Contract requires, application to specific Receivables; and

               (ii) if and to the extent the Purchaser or any of its successors or assigns shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the applicable Seller and, accordingly, the Purchaser shall have a claim against the applicable Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

         SECTION 2.07. Payments and Computations, Etc.
                       -------------------------------

         (a) All amounts to be paid or deposited by the Sellers hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States in same day funds as directed by the Purchaser in writing.

         (b) The Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Seller when due hereunder, at an interest rate of two percent (2%) per annum above the Alternate Base Rate, payable on demand.

         (c) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of such payment and deposit.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement.
                       -------------------------------------------------------

         The effectiveness of this Agreement is subject to the conditions precedent that the Purchaser shall have received the following, in form and substance satisfactory to the Purchaser:

         (a) acknowledgment copies or time-stamped receipt copies of proper financing statements, duly filed on or before the date of the initial purchase of Receivables hereunder, naming FMC as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of the Transferred Receivables and Related Security and Collections with respect thereto;

         (b) acknowledgment copies or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by FMC;

         (c) completed requests for information, dated on or before the date of such initial purchase of Receivables hereunder, listing the financing statements referred to in subsection (a) above and all other effective financing statements filed in the jurisdictions referred to in subsection (a) above that name FMC, as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security); and

         (d)   the executed fee agreement referred to in Section 8.05.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Sellers.
                       ---------------------------------------------

         Each Seller represents and warrants as to itself, its assets and properties and its obligations as of the Initial Purchase Date and on each date a Receivable becomes a Transferred Receivable:

         (a) Such Seller has been duly organized and is validly existing and in good standing under the laws of the State of its respective organization, and is duly qualified to do business, and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify does not give rise to a reasonable possibility of a Material Adverse Effect. Such Seller had at all relevant times, and now has, all necessary power, authority and legal right to originate and own the Receivables generated by it and the Related Security with respect thereto and to sell (and/or in the case of FMC, contribute) such Receivables and Related Security to the Purchaser.

         (b) The execution, delivery and performance by such Seller of this Agreement and the other Program Documents to which it is a party, including such Seller's sale (and in the case of FMC, contribution) of Receivables hereunder and such Seller's use of the proceeds of purchases, (i) are within such Seller's powers, (ii) have been duly authorized by all necessary action, (iii) do not contravene (1) such Seller's certificate of incorporation, by-laws or other organizational documents, (2) any law, rule or regulation applicable to such Seller, (3) any contractual restriction binding on or affecting such Seller or its property or assets, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property or assets, and (iv) do not result in or require the creation of any Adverse Claim. This Agreement has been duly executed and delivered by such Seller.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller of this Agreement or any other Program Document to which it is a party, including, without limitation, the sale (and in the case of FMC,the contribution) and assignment of the Receivables as contemplated hereby, except for the filing of UCC financing statements which are referred to herein.

         (d) Each of this Agreement and each other Program Document to which such Seller is a party constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless or whether such enforcement is considered in a proceeding in equity or at law.

         (e) Sales and contributions made pursuant to this Agreement will constitute a valid True Sale of the Transferred Receivables to the Purchaser, enforceable against creditors of, and purchasers from, such Seller and its Affiliates and such Seller shall have no remaining property interest in any Transferred Receivable.

         (f) Each Investor Report (including, without limitation, each E-Mail Report), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of such Seller or any of its Affiliates to the Purchaser or its successors or assigns, in connection with any Program Documents is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser and the Agent at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein (when considered as a whole), in the light of the circumstances under which they were made, not misleading.

         (g) Except for the Schedule IV Claim and the claims and proceedings relating to or arising out of the Schedule IV Claim, there are no actions, suits or proceedings current or pending, or to its knowledge threatened before any court, governmental agency or arbitrator of any kind which may give rise to the reasonable possibility of a Material Adverse Effect.

         (h) No proceeds of any purchase of Receivables hereunder will be used in a manner which conflicts with or contravenes any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (j) Immediately prior to the sale or contribution of a Receivable to the Purchaser by such Seller pursuant to this Agreement, such Seller is the legal and beneficial owner of such Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claims. This Agreement is effective to, and shall transfer to the Purchaser (and the Purchaser shall acquire) from such Seller all right, title and interest of such Seller in each Receivable and in the Related Security and Collections with respect thereto on the Initial Purchase Date, with respect to the Receivables outstanding on the Initial Cut-Off Date, and thereafter upon the creation and origination of each such Receivable free and clear of any Adverse Claim.

         (k) The principal place of business and chief executive office (for purposes of the UCC) of such Seller and the office where such Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

         (l) Prior to the occurrence of a Special Event, all Obligors and only Obligors of Transferred Receivables and Foreign Receivables have been instructed or, upon the creation of Receivables owed by them, will be instructed to make payments only to FMC Deposit

Accounts and Lock-Boxes and such instructions have not been modified or revoked by any Seller and such instructions that have been given are in full force and effect.

         (m) Except as set forth in Exhibit B hereto, such Seller is not known by and does not use any trade name or doing-business-as name.

         (n) With respect to any programs used by such Seller in the servicing of the Receivables, no sublicensing, approvals or agreements are necessary in connection with the designation of a new Servicer pursuant to the Second-Tier Agreement or for the Purchaser or its assignees use of such programs so that the Purchaser, its assignees and such new Servicer shall have the benefit of such programs.

         (o) The transfers of Transferred Receivables by such Seller to the Purchaser pursuant to this Agreement, and all other transactions between such Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

         (p) Each Receivable, on the date of the purchase or contribution thereof and on the date such Receivable is identified as an Eligible Receivable by such Seller or the Servicer on the date any Investor Report or an E-Mail Report is delivered, is an Eligible Receivable on each such date.

         (q) Such Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

         (r) FMC owns all of the issued and outstanding common stock of the Purchaser.

         (s) Each of the Transferred Receivables constitutes an "account" as such term is defined in the UCC, or if such Transferred Receivable constitutes and Inventory Protection Receivable, such Transferred Receivable constitutes either an "account" or a "general intangible" as such terms are defined in the UCC.

         (t) Such Seller has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem; (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) implemented such plan in accordance with such timetable. Such Seller is exercising commercially reasonable efforts to enable the computer hardware and software within the critical business systems of such Seller to perform properly date-sensitive functions for all dates before and after January 1, 2000. Such Seller has no reason to believe that such critical business systems will not function on any given date or that the ability of such Seller to perform its obligations under the Program Documents will be impaired.

         (u) After giving effect to this Agreement and each sale and contribution by such Seller of Receivables under this Agreement and the use of proceeds of each such sale, (i) the fair market value of its assets exceeds its total liabilities (including contingent, subordinated, matured and unliquidated liabilities), (ii) it has sufficient presently salable assets and sufficient cash flow to enable it to meet its debts as they mature (in each case as such concepts are defined in applicable bankruptcy and related laws), and (iii) it does not have unreasonably small capital (within the meaning of Section 548(a)(2) of the Federal Bankruptcy Code).

         (v) The consideration received by the Sellers for the Transferred Receivables constitutes fair consideration and reasonably equivalent value. Each such sale and contribution of Receivables hereunder shall not have been made for or on account of an antecedent debt owed by it to the Purchaser and no such sale or contribution is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

         (w) Except to the extent that such Seller has delivered to the Agent a direction letter addressed to the warehouseman of any off-site facility, such Seller does not maintain books and records relating to the Transferred Receivables originated by it at off-site data processing or storage facilities.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. Covenants of the Sellers.
                       ------------------------

         From the date hereof until the first day following the Program Termination Date:

         (a) Compliance with Laws, Etc. Each Seller, only as to itself and its respective assets and properties and its obligations, will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure to so comply with such laws, rules and regulations or the failure to so preserve and maintain such existence, rights, franchises, qualifications, and privileges could not give rise to a reasonable possibility of a Material Adverse Effect.

         (b) Offices, Records and Books of Account. Each Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables originated by it at the address of such Seller set forth under its name on the signature page to this Agreement or, upon thirty (30) days' prior written notice to the Purchaser and the Agent, at any other locations in jurisdictions where all actions required to protect and perfect the Purchaser's ownership interest in the Transferred Receivables originated by it shall have been taken and completed. Each Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables originated by it and related Contracts relating to it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables originated by it (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable originated by it). Each Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables originated by it, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable originated by it and the related Contract.

         (d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, each Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable originated by it, the related Contract or the Collections or Related Security with respect thereto, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

         (e) Extension or Amendment of Transferred Receivables. Except as permitted by the Second-Tier Agreement with respect to certain actions of the Servicer, no Seller will extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (f) Change in Business or Credit and Collection Policy. No Seller will make any change in the Credit and Collection Policy to the extent that such change could impair the collectibility of the Transferred Receivables or otherwise give rise to a Material Adverse Effect.

         (g) Audits. Each Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, or its agents or representatives (including independent public accountants which may be such Seller's independent public accountants), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to the Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Transferred Receivables and the Related Security or such Seller's performance hereunder or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters; provided, however, that such periodic audits shall be limited to two (2) per calendar year unless an Audit Deficiency has occurred or unless an Event of Termination, Incipient Event of Termination or a Designated Event has occurred in such calendar year. In addition, such Seller shall annually (or more frequently as the Agent may require during the continuance of an Event of Termination or Incipient Event of Termination), at its expense, appoint independent public accountants (which may, with the consent of the Agent, be such Seller's independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Agent. Each Seller shall, on or prior to March 31, 2000, (at the sole cost and expense of such Seller) (i) cause KPMG LLP or another nationally recognized ("big six") independent accounting firm to conduct an audit of such Seller's books, records and accounts, the scope of which has been agreed to by the Sellers and the Agent,
(ii) permit such accounting firm to
discuss such Seller's affairs, finances and accounts with employees and representatives of the Agent, and (iii) cause such accounting firm to provide the Agent with a report in respect of the foregoing which shall be in form, scope and substance reasonably satisfactory to the Agent.

         (h) Change in Payment Instructions to Obligors. Subject only to Section
3.03 of the Second-Tier Agreement, no Seller shall add or terminate any bank as a Deposit Bank, make any changes in the Lock-Boxes or Deposit Accounts from those listed in Schedule III to the Second-Tier Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box or Deposit Account, unless the requirements set forth in Section 6.05(c) of the Second-Tier Agreement have been fully complied with.

         (i) Deposits to Deposit Accounts. Prior to the occurrence of a Special Event, each Seller shall deposit or cause to be deposited all Collections of Transferred Receivables into the FMC Deposit Accounts. After the occurrence of a Special Event and prior to instructing the Obligors to remit all Collections to a Seller Deposit Account following the occurrence of an Event of Termination or a Designated Event, each Seller shall deposit or cause to be deposited all Collections of Transferred Receivables into the FMC Deposit Accounts and shall cause such amounts to be promptly (and in any event within one (1) Business Day after receipt) remitted to a Seller Deposit Account. After instructing the Obligors to remit all Collections to a Seller Deposit Account following the occurrence of an Event of Termination or a Designated Event each Seller shall deposit or cause to be deposited all Collections of Transferred Receivables directly into the Seller Deposit Accounts. No Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account cash or cash proceeds other than Collections of Transferred Receivables; provided, however, that prior to the occurrence of a Special Event, Collections in respect of Foreign Receivables may be remitted to the FMC Deposit Account.

         (j) Marking of Records. At its expense, each Seller shall identify on its books and records and master data processing records the Transferred Receivables originated by it and indicate that Receivable Interests related to such Transferred Receivables have been sold or contributed to the Purchaser in accordance with this Agreement.

         (k)   Further Assurances.

               (i) Each Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignees may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement or with respect to the Transferred Receivables. Without limiting the foregoing, each Seller will, upon the request of the Purchaser or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) deliver to the Purchaser or its assignees copies of all Contracts relating to the Transferred Receivables originated by it and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's or its assignee's computer equipment).

               (ii) Each Seller authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables originated by it and the Related Security, the related Contracts and the Collections with respect thereto without the signature of such Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

               (iii) Each Seller shall perform its obligations under the Contracts related to the Transferred Receivables originated by it to the same extent as if such Transferred Receivables had not been sold or transferred. No other Person (other than the relevant Obligor therein) shall have any obligation or liability with respect to any Transferred Receivable or related Contract, nor shall any such Person be obligated to perform the obligations of any Seller thereunder.

         (l) Reporting Requirements. Each Seller will provide to the Purchaser and the Agent the following:

               (i) as soon as available and in any event within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of such Seller, balance sheets of such Seller and its consolidated subsidiaries as of the end of such quarter and statements of income and retained earnings of such Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, treasurer or chief accounting officer of such Seller;

               (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of such Seller, a copy of the annual report for such year for such Seller and its consolidated subsidiaries, containing financial statements for such year audited by KPMG LLP or such other nationally regognized (big six) independent public accounting firm;

               (iii) as soon as possible and in any event within three (3) days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer, treasurer or chief accounting officer of such Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that has been taken and which such Seller proposes to take with respect thereto;

               (iv) promptly after the filing or receiving thereof, copies of all reports and notices that such Seller or any of its Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Seller or any of its Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on such Seller and/or any such Affiliate which could reasonably be expected to give rise to a Material Adverse Effect;

               (v) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) above, a certificate of the chief financial officer or the treasurer of such Seller, to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

               (vi) such other information respecting the Transferred Receivables originated by it or the condition or operations, financial or otherwise, of such Seller and its Affiliates as the Purchaser or its assigns may from time to time reasonably request; and

               (vii) as soon as possible and in any event within five (5) Business Days after any material change after the date hereof in the status of the Schedule IV Claim or any additional claims or proceedings relating to or arising out of the subject matter of the Schedule IV Claim, a statement of an officer of such Seller setting forth in reasonable detail such change and/or a description of such additional claims or proceedings.

         (m)   Collections.

               (i) In the event that any Seller receives any Collections of Transferred Receivables, such Seller agrees to hold all such Collections in trust and to mail such Collections to a Lock-Box or deposit such Collections in the appropriate Deposit Account as soon as practicable, but in no event later than one (1) Business Day after receipt thereof.

               (ii) In the event that any Affiliate of any Seller receives any Collections of Transferred Receivables, such Seller agrees to cause such Affiliate to hold all such Collections in trust and to cause such Affiliate to mail such Collections to a Lock-Box or deposit such Collections to the appropriate Deposit Account as soon as practicable, but in no event later than one (1) Business Day after receipt thereof.

         (n) Cooperation with Servicer. Each of FMCW and FMC (if not the Servicer) shall cooperate with the Servicer in collecting amounts due from Obligors in respect of the Transferred Receivables originated by it. In addition, each of FMCW and FMC shall cause the Purchaser to be in compliance with its obligations under Section 3.03 of the Second-Tier Agreement.

         (o) Transferred Receivables Not to be Evidenced by Promissory Notes. Each Seller shall not take any action to cause or permit any Transferred Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables; provided, that the original of such instrument is delivered to the Agent, duly endorsed.

         (p) Negative Pledges. No Seller shall enter into or assume any agreement (other than this Agreement or any other Program Documents) prohibiting the creation or assumption of any Lien upon any Transferred Receivables, Related Security or Collections relating thereto, whether now owned or hereafter acquired, except as contemplated by the Program Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Program Documents.

         (q) Change in Name. No Seller shall change its name or its corporate structure, as applicable, unless it shall have given the Purchaser and the Agent at least thirty (30) days' prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's ownership interest in the Transferred Receivables originated by it and the Related Security and Collections with respect thereto.

         (r) Mergers, Acquisitions, Sales, Etc. No Seller will be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets (whether now owned or hereafter acquired) of any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets (whether in one transaction or in a series of transactions), other than the disposition of its assets pursuant to this Agreement and the other Program Documents; provided that a Seller may consolidate or merge with or into another Person if (A) such Seller is the surviving corporation of such consolidation or merger, and (B) immediately after giving effect to such consolidation or merger, no Event of Termination or Incipient Event of Termination shall be continuing or shall result therefrom.

         (s) Separate Conduct of Business. Each Seller shall take all steps necessary to ensure the continued identity of the Purchaser as a legal entity separate from such Seller and its other Affiliates and to make it apparent to third persons that the Purchaser is an entity with assets and liabilities distinct from such Seller and its other Affiliates. Each Seller agrees that it shall not hold itself out to be responsible for the debts of the Purchaser or the decisions or actions with respect to the daily business and affairs of the Purchaser, except as provided in the Second-Tier Agreement with respect to the duties of the Servicer. Without limiting or being limited by the foregoing, each Seller shall: (i) maintain separate corporate records and books of account from those of the Purchaser; (ii) maintain its deposit accounts separate from those of the Purchaser; (iii) conduct its business from an office separate from that of the Purchaser; (iv) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (v) have stationery and other business forms separate from those of the Purchaser; (vi) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vii) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Second-Tier Agreement; (viii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement and the other Program Documents; (ix) disclose on its financial statements (A) the effects of the transactions contemplated by this Agreement and the other Program Documents in accordance with GAAP, and (B) that the assets of the Purchaser are not available to pay its creditors; and (x) maintain, and cause its subsidiaries to maintain, arm's-length relationships with the Purchaser.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

         SECTION 6.01. Designation of Collection Agent.
                       -------------------------------

         The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the "Servicer") designated under the Second-Tier Agreement from time to time and in accordance with the Second-Tier Agreement.

         SECTION 6.02. Certain Rights of the Purchaser.
                       -------------------------------

         (a) The Purchaser may, at any time during the continuance of any Event of Termination, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. Each Seller hereby transfers to the Purchaser the exclusive ownership and control of each Lock-Box and Deposit Account.

         (b) Each Seller shall, at any time upon the Purchaser's request and at such Seller's expense, give notice of the Purchaser's or its assignee's ownership of the Transferred Receivables originated by it to each Obligor of such Transferred Receivables and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee.

         (c) At the Purchaser's request and at the Sellers' expense, each Seller and the Servicer (if other than the FMC) shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser or its assignees and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

         (d) Each Seller authorizes the Purchaser and its successors and assigns to take any and all steps in such Seller's name and on behalf of such Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Transferred Receivables originated by it and enforcing such Transferred Receivables and the Related Security and related Contracts.

         SECTION 6.03. Rights and Remedies.
                       -------------------

         (a) If any Seller fails to perform any of its obligations under this Agreement, including without limitations, the obligations in respect of Section
3.03 of the Second-Tier Agreement, the Purchaser or its successors and assigns may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if any Seller fails to so perform, the costs and expenses of the Purchaser or its successors and assigns incurred in connection therewith shall be payable by such Seller.

         (b) Each Seller hereby grants to the Servicer, the Purchaser and its successors and assigns an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Purchaser or its successors and assigns (whether or not from such Seller) in connection with any Transferred Receivable originated by it.

         SECTION 6.04. Transfer of Records to Purchaser.
                       --------------------------------

         Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser and its successors and assigns of all of each of the Seller's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of each Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables originated by it are collected in full.

         Each Seller shall take such action requested by the Purchaser or its successors and assigns, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables originated by it and rights (whether by ownership, license or sublicense) to the use of such Seller's computer software system to access and create such records.

         In recognition of the Sellers' need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to each Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of such Sellers' business or in performance by FMC of its duties as Servicer, provided that (i) no Seller shall disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and (ii) each Seller consents to the assignment and delivery of the records (including any information contained therein relating to such Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. Indemnities by the Seller.
                       -------------------------

         Without limiting any other rights which the Purchaser may have hereunder or under applicable law, each Seller, severally and not jointly, hereby agrees to indemnify the Purchaser and its successors, assigns and transferees and their respective directors, partners, officers, employees and agents, including without limitation, each Indemnified Party (as defined in the Second-Tier Agreement) (each of the foregoing, a "Sale Indemnified Party") from and against any and all damages, claims, losses, liabilities (other than taxes on the overall net income of a Sale Indemnified Party and franchise taxes imposed on a Sale Indemnified Party by any taxing authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of the contacts which such Sale Indemnified Party maintains with such jurisdiction other than the contacts arising from the execution, performance and delivery of, or receipt of payments under, this Agreement or any other Program Document) and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Sale Indemnified Party arising out of or as a result of:

               (i) any Receivable originated by such Seller identified as an Eligible Receivable by such Seller or the Servicer on the date of purchase or contribution thereof, or in any Investor Report or other statement that is not an Eligible Receivable on such date of transfer or the date of such report or statement;

               (ii) any representation or warranty or statement made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

               (iii) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

               (iv) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a purchase from such Seller or contribution by FMC under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

               (v) the failure of such Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a purchase from such Seller or contribution by FMC under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any such Purchase or contribution or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a purchase from such Seller or contribution by FMC under this Agreement including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable;

               (vii) any failure of such Seller to perform its duties or obligations in accordance with the provisions hereof or any other Program Document or to perform its duties or obligations under any Contract related to a Transferred Receivable;

               (viii) any products liability or other claim arising out of or in connection with merchandise or services which are the subject of any of its Contracts;

               (ix) the commingling of Collections of Transferred Receivables by such Seller or a designee of such Seller at any time with other funds of such Seller or an Affiliate of such Seller;

               (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases by such Seller or the ownership of Receivables sold or contributed by such Seller, the Related Security, or Collections with respect thereto or in respect of any Receivable originated by such Seller, Related Security or Contract relating thereto;

               (xi) any Transferred Receivable originated by such Seller becoming a Diluted Receivable;

               (xii) any failure of such Seller to comply with its covenants or obligations contained in this Agreement;

               (xiii) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to FMC hereunder;

               (xiv) any claim brought by any Person other than a Sale Indemnified Party arising from any activity by such Seller in servicing, administering or collecting any Transferred Receivable; or

               (xv) any inability to litigate any claim against any Obligor in respect of any Receivable originated by such Seller as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding.

Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that the Purchaser may have pursuant to the other provisions of this Agreement or the provisions of any other Program Document), in no event shall any Sale Indemnified Party be indemnified for any Indemnified Amounts to the extent (i) resulting from the gross negligence or willful misconduct on the part of such Sale Indemnified Party, or (ii) to the extent the same include, losses, in respect of Transferred Receivables that would constitute credit recourse to any Seller for the amount of any Transferred Receivable not paid by the related Obligor as a result of the bankruptcy or financial inability to pay by such Obligor.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc.
                       ----------------

         No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller therefrom shall be effective unless in a writing signed by the Purchaser and the Agent and, in the case of any amendment, also signed by each Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 8.02. Notices, Etc.
                       -------------

         All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         SECTION 8.03. Binding Effect; Assignability.
                       -----------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns; provided, however, that no Seller may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Agent. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder).

         (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Program Termination Date.

         SECTION 8.04. Costs, Expenses and Taxes.
                       -------------------------

         (a) In addition to the rights of indemnification granted under Section 7.01, each Seller, jointly and severally, agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and other activities contemplated in Section 5.01(g)), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and its assignees and their respective Affiliates with respect thereto and with respect to advising the Purchaser and its assignees (including the Agent, CNAI, the Investors and the Banks) and their respective Affiliates as to their rights and remedies under this Agreement and the other Program Documents, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser and its assignees (including the Agent, CNAI, the Investors and the Banks) and their respective Affiliates, in connection with the enforcement of this Agreement and the other Program Documents and the other documents and agreements to be delivered hereunder.

         (b) Each Seller, jointly and severally, agrees to pay any present or future sales, stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payments made hereunder or deposit from Collections hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the other Program Documents (hereinafter referred to as "Taxes").

         (c) Each Seller, jointly and severally, agrees to indemnify the Purchaser and its assignees for and hold them harmless against the full amount of Taxes imposed on or paid by the Purchaser or its assignees and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or other Taxes were correctly or legally asserted. This indemnification shall be made within ten (10) days from the date the Purchaser or its assignees makes written demand therefor.

         SECTION 8.05. Fees.
                       ----

         Each Seller agrees to pay the Purchaser the fees in the amounts and on the dates set forth in a separate fee agreement of even date among the Sellers and the Purchaser.(1)

         SECTION 8.06. No Proceedings.
                       --------------

         Each Seller hereby agrees that it will not institute against the Purchaser any bankruptcy, insolvency or other similar proceeding so long as there shall not have elapsed one year plus one day since the Program Termination Date.

         SECTION 8.07. Waiver of Set-Off, Etc.
                       -------------------------

         Each Seller hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied lien, security interest, charge or encumbrance, which would otherwise be imposed on or affect any Receivable, Related Security or Collections with respect thereto on account of any unpaid amount of any Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the Purchaser under or

(1)      Should cover "Structuring Fee" only.

in connection with this Agreement or otherwise, and (ii) with respect to the obligations of any Seller to make payments or deposits under this Agreement, any set-off, counterclaim, recoupment, defense and other right or claim which such Seller may have against the Purchaser as a result of or arising out of the failure of the Purchaser to pay any amount on account of any Purchase Price or any other amount payable by the Purchaser to such Seller under this Agreement or otherwise.

         SECTION 8.08. Confidentiality.
                       ---------------

         Each Seller agrees that it shall and shall cause each of its Affiliates
(i) to keep this Agreement and the other Program Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Program Documents (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank, N.A. or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to any Seller or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Company Representatives") who have a need to know such Product Information for the purpose of obtaining any necessary consents or approvals (including any internal approvals) and for the purpose of assisting in the negotiation, completion and administration of the Facility or for any legitimate business purpose in connection therewith (the "Approved Purposes");
(ii) to use the Product Information only in connection with the Approved Purposes and not for any other purpose; and (iii) to cause the Company Representatives to comply with the provisions of this Section 8.08 and to be responsible for any failure of any Company Representative to so comply.

         The provisions of this Section 8.08 shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Sellers and any of their respective Affiliates or any Company Representative or that is required to be disclosed by applicable law or is requested by any governmental authority with jurisdiction over the Sellers or any of their respective Affiliates.

         SECTION 8.09. Intent of Agreement.
                       -------------------

         It is the intention of the parties to this Agreement that each purchase and contribution of Receivables and the Related Security hereunder shall convey to the Purchaser an undivided ownership interest in such Receivables and Related Security and the Collections in respect thereto and that such transactions shall constitute a True Sale and not a secured loan. If, notwithstanding such intention, any conveyance of any Receivable, Related Security or the Collections with respect thereto hereunder shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that each Seller shall be deemed to have granted to the Purchaser a duly perfected first priority security interest in the Transferred Receivables, the Related Security and the Collections in respect thereto free and clear of any Adverse Claim.

         SECTION 8.10. Governing Law.
                       -------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8.11. Third-Party Beneficiary.
                       -----------------------

         Each of the parties hereto hereby acknowledges that the Purchaser has transferred the Transferred Receivables and the Collections and Related Security to the Agent, the Investors and the Banks pursuant to the Second-Tier Agreement and has assigned all of its rights and remedies under this Agreement to the Agent, the Investors and the Banks pursuant to the Second-Tier Agreement, and each Seller hereby consents to any such transfers and assignments. The Agent, the Investors and the Banks shall each be third-party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties hereto.

         SECTION 8.12. Execution in Counterparts.
                       -------------------------

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 8.13. Survival of Termination.
                       -----------------------

         The provisions of Sections 2.06, 7.01, 8.04, 8.06, 8.07, 8.08 and 8.12
shall survive any termination of this Agreement.

         SECTION 8.14. Addition of FMCW.
                       ----------------

         Prior to the FMCW Effective Date (i) FMCW shall be deemed not to be a party to this Agreement, (ii) all references to an "Originator" or the "Originators" set for in the Second-Tier Agreement or the Undertaking and all references to a "Seller" or the "Sellers" set forth herein shall be deemed to refer only to FMC and all references to the Receivables shall (other than in Section 3.02 (b) of the Second-Tier Agreement) be deemed to only refer to the Receivables originated by FMC. From and after the FMCW Effective Date (i) FMCW shall be deemed to be a party to this Agreement, (ii) all references to an "Originator" or the "Originators" set forth in the Second-Tier Agreement and the Undertaking and all references to a "Seller" or the "Sellers" set forth herein shall be deemed to also refer to FMCW as applicable and all references to the Receivables shall be deemed to also include the Receivables originated by FMC.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       FMC CORPORATION,
                                       as Seller

                                       By:   /s/ S. K. Kushner
                                          --------------------------------------
                                       Name:     S. K. Kushner
                                       Title:    VP & Treasurer

                                       Address:  200 East Randolph Drive
                                                 Chicago, Illinois 60601

                                       Attention:     D. N. Schuchardt
                                       Telephone No.: 312/861-6143

                                       Facsimile No.: 312/861-5797



                                       FMC WYOMING CORPORATION,
                                       as Seller

                                       By:   /s/ P. G. Bakas
                                          --------------------------------------
                                       Name:     P. G. Bakas
                                       Title:    Assistant Secretary

                                       Address:

                                       Attention:     D. N. Schuchardt
                                       Telephone No.: 312/861-6143
                                       Facsimile No.: 312/861-5797

                                       FMC FUNDING CORPORATION,
                                       as Purchaser

                                       By:    /s/ S. K. Kushner
                                          ---------------------------------
                                       Name:      S. K. Kushner
                                       Title:     President

                                       Address: c/o FMC Corporation
                                                200 East Randolph Drive
                                                Chicago, Illinois 60601

                                       Attention:       D. N. Schuchardt
                                       Telephone No.:   312/861-6143
                                       Facsimile No.:   312/861-5797

                                                                       EXHIBIT A

                         NON-NEGOTIABLE PROMISSORY NOTE

                                                                 _________, 1999

         FOR VALUE RECEIVED, the undersigned, FMC FUNDING CORPORATION (the "Purchaser"), promises to pay to [INSERT NAME OF SELLER], (the "Seller") on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal sum of the aggregate unpaid Purchase Price of all Receivables originated by it and Related Security purchased from time to time by the Purchaser from the Seller pursuant to such Purchase Agreement, as such unpaid Purchase Price is shown in the records of the Seller.

         1. Purchase Agreement. This promissory note (this "Promissory Note") is one of the Promissory Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Contribution Agreement, dated as of the date hereof (as the same may be amended or otherwise modified from time to time, the "Purchase Agreement") among the Seller, the Purchaser and [INSERT NAME OF OTHER SELLER]. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of the Seller and the Purchaser.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement and the Second-Tier Agreement (defined therein). In addition, as used herein, the following terms have the following meanings:

                  "Bankruptcy Proceedings" has the meaning set forth in clause
         (b) of paragraph 9 hereof.

                  "Final Maturity Date" means the date that falls ninety-one days after the Program Termination Date.

                  "Interest Period" means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

                  "Senior Interests" means, the obligation of the Purchaser, the Seller, [INSERT NAME OF OTHER SELLER], the Servicer and their respective Affiliates to set aside, and to turn over, Collections and other proceeds of the Receivable Interests acquired by the Investors and the Banks pursuant to the Second-Tier Agreement, and all other obligations of the Purchaser and the Seller [INSERT NAME OF OTHER SELLER] that are due and payable to the Senior Interest Holders under the Program Documents, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Purchaser or any other Person, to collect such interest, including without limitation all amounts owing to the Senior Interest Holders under the Fee Letter and under Sections 2.04(b), 2.05, 2.08, 2.09, 6.06, 9.01 and 10.04 of
         the Third-Tier Agreement.

                  "Senior Interest Holders" means, collectively, the Investors, the Banks, the Agent, the other Affected Persons, Indemnified Parties (as defined in the Second-Tier Agreement) and Sale Indemnified Parties.

         3. Interest. Subject to the provisions set forth below, the Purchaser promises to pay interest on this Promissory Note as follows:

         (a) Prior to the Program Termination Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to [the Eurodollar Rate as in effect from time to time on the first Business Day of each Settlement Period, as determined by the Seller, plus .___%]; and

         (b) From (and including) the Program Termination Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to [the Eurodollar Rate as in effect from time to time on the first Business Day of each Settlement Period, as determined by the Seller, plus ___%], but in no event in excess of the maximum rate permitted by law. In the event that, contrary to the intent of the Seller, the Purchaser pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

         4. Interest Payment Dates. Subject to the provisions set forth below, the Purchaser shall pay accrued interest on this Promissory Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Promissory Note shall be made as follows:

     The principal amount of this Promissory Note shall be reduced from time to time pursuant to Sections 2.05, 2.06 and 2.07 of the Purchase Agreement; and

     The entire remaining unpaid balance of this Promissory Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of, and accrued interest on, this Promissory Note may be prepaid on any Business Day without premium or penalty.

         7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

         8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Purchaser agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Seller in seeking to collect any amounts payable hereunder which are not paid when due.

         9. Provisions Regarding Restrictions on Payment. The Purchaser covenants and agrees, and the Seller, by its acceptance of this Promissory Note, likewise covenants and agrees on behalf of itself and any holder of this Promissory Note, that the payment of the principal amount of, and interest on, this Promissory Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

     No payment or other distribution of the Purchaser's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Promissory Note except to the extent such payment or other distribution is made from Available Funds and is otherwise permitted under the Purchase Agreement and the Second-Tier Agreement;

     In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Purchaser, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Purchaser or any sale of all or substantially all of the assets of the Purchaser (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before the Seller shall be entitled to receive and to retain any payment or distribution in respect of this Promissory Note. In order to implement the foregoing, the Seller hereby irrevocably agrees that Citicorp North America, Inc., as Agent for the Investors and the Banks (in such capacity together with its successors and assigns, the "Agent"), in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to this Promissory Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

     In the event that the Seller receives any payment or other distribution of any kind or character from the Purchaser or from any other source whatsoever, in respect of this Promissory Note, other than as expressly permitted by the terms of this Promissory Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Seller to the Agent (for the benefit of the Senior Interest Holders) forthwith;

     Notwithstanding any payments or distributions received by the Senior
         Interest Holders in respect of this Promissory Note, while any Bankruptcy Proceedings are pending the Seller shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. Upon the occurrence of the Program Termination Date, the Seller shall be subrogated to the then existing rights of the Senior Interest Holders, if any;

     The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in this Promissory Note is intended to or shall impair, as between the Purchaser, its creditors (other than the Senior Interest Holders) and the Seller, the Purchaser's obligation, which is unconditional and absolute, to pay to the Seller the principal of and interest on this Promissory Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Seller and creditors of the Purchaser (other than the Senior Interest Holders);

     The Seller shall not, until the Final Maturity Date and all of the Senior
         Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Promissory Note or any rights in respect hereof;

     The Seller shall not, without the advance written consent of the Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Purchaser until at least one year and one day shall have passed since the Program Termination Date shall have occurred;

     If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

     The Seller hereby waives: (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

     These provisions constitute a continuing offer from the holder of this Promissory Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Agent, the Investor or the Banks, may proceed to enforce such provisions on behalf of each of such Persons.

         10. General. No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Promissory Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Purchaser, the Seller and the Agent and (ii) all consents required for such actions under the Program Documents shall have been received by the appropriate Persons.

         11. No Negotiation. This Promissory Note is not negotiable.

         12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Captions. Paragraph captions used in this Promissory Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Promissory Note.


                                       FMC FUNDING CORPORATION



                                       By: ______________________________

                                                                       EXHIBIT B

                               LIST OF TRADE NAMES


        Airport Products Systems Division
        Agricultural Products Group
        Alkili Chemicals Division
        Active Oxidants Division
        Food Ingredients Division
        Pharmaceutical Division
        Phosphorus Chemical Division
        Peroxide Division
        Jetway Systems Division
        FMC Biopolymers
        Hydrogen Peroxide Division

        FMC Wyoming Corporation